Exhibit 3.1

INDUSTRIAL INCOME TRUST INC.

ARTICLES OF AMENDMENT

Industrial Income Trust Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The last sentence of Section 6.5 of Article VI of the Second Articles of Amendment and Restatement (the “Charter”) is hereby deleted in its entirety and the following is inserted in lieu thereof:

Distributions in kind shall not be permitted, except for (i) distributions of readily marketable securities, (ii) distributions of beneficial interests in a liquidating trust (x) established for the dissolution of the Corporation and the liquidation of its Assets in accordance with the terms of the Charter or (y) established to own and liquidate the remaining assets of the Corporation in connection with a merger of the Corporation that is approved in accordance with the terms of the Charter, or (iii) distributions in which (a) the Board advises each Stockholder of the risks associated with direct ownership of the property, (b) the Board offers each Stockholder the election of receiving such in-kind distributions, and (c) in-kind distributions are made only to those Stockholders that accept such offer.

SECOND: The amendment of the Charter has been declared advisable by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required under the Maryland General Corporation Law and the Charter.

THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signature page follows]

IN WITNESS WHEREOF, Industrial Income Trust Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Financial Officer and attested to by its Secretary on this 21st day of October, 2015.

ATTEST:		INDUSTRIAL INCOME TRUST INC.

By:	/s/ Joshua J. Widoff	By:	/s/ Thomas G. McGonagle
Name: Joshua J. Widoff		Name: Thomas G. McGonagle
Title: Secretary		Title: Chief Financial Officer

Return address of filing party:

Industrial Income Trust Inc.

518 Seventeenth Street, 17th Floor

Denver, Colorado 80202